UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/01/2012

SEITEL INC
(Exact name of registrant as specified in its charter)

Commission File Number:  001-10165

DE	76-0025431
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10811 S. Westview Circle, Building C, Suite 100, Houston, TX 77043
(Address of principal executive offices, including zip code)

713-881-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

(a)        General Counsel, Senior Vice President and Secretary. The text set forth in Item 5.02(a) regarding JoAnn Lippman's employment agreement and stock option grant under the Seitel Holdings, Inc. 2007 Non-Qualified Stock Option Plan or any relevant successor plan (the "Option Plan") effective on February 1, 2012 as approved by the Seitel, Inc. ("Seitel") board of directors (the "Board") on January 30, 2012, is incorporated into this section by reference.

(b)        Compensation of Named Executive Officers. The Board approved adding JoAnn Lippman to the category of executive officers eligible to receive stock options under the Option Plan effective on February 1, 2012. JoAnn Lippman was determined by the Board to be an executive officer, as defined by the rules promulgated under the Securities Exchange Act of 1934, as amended. Ms. Lippman is the General Counsel, Senior Vice President and Secretary of Seitel, Inc. Her annual base salary is $260,000 (USD) and she is eligible for cash bonus awards under the Annual Incentive Plan. Under the Annual Incentive Plan, Ms. Lippman's target for a Cash Bonus is 50% of her base salary. She will be eligible to earn a maximum cash bonus of up to 90% of her base salary.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)        Appointment of General Counsel

On January 30, 2012, the Board appointed JoAnn Lippman, 59, as Seitel's General Counsel, Senior Vice President and Secretary effective February 1, 2012. Ms. Lippman joined Seitel on February 1, 2012, which is the commencement date for the two-year term of her employment agreement (the "Employment Agreement") attached hereto and incorporated herein as Exhibit 10.1, entered into on February 1, 2012. With the appointment of JoAnn Lippman as Secretary, Marcia Kendrick, Executive Vice President, Chief Financial Officer and former secretary, is appointed Assistant Secretary.

Over the last 5 1/2 years, Ms. Lippman has held various legal positions at CGGVeritas Services (U.S.) Inc., a leading provider of seismic services. Most recently, Ms. Lippman served as its General Counsel-Head of Legal Affairs for North America. Her prior positions at CGGVeritas included regional Counsel and Assistant General Counsel with officer positions in many of CGGVeritas affiliated entities. Ms. Lippman holds a J.D. in law and a Bachelor's degree in English/Psychology. Prior to her in-house experience, Ms. Lippman was Senior Counsel at the law firm of Haynes & Boone, Houston, Texas.

Ms. Lippman's Employment Agreement is for an initial term of two years. The Employment Agreement provides that Ms. Lippman shall be paid an annual base salary of $260,000 (USD) and she is eligible for cash bonuses under Seitel's Annual Incentive Plan. Under the Annual Incentive Plan, Ms. Lippman's target for a Cash Bonus is 50% of her base salary and she is eligible to earn a maximum Cash Bonus of up to 90% of her base salary, subject to the goals and terms and conditions established by Seitel's Board or its compensation committee. Additionally, the Board has also agreed to grant Ms. Lippman an option to purchase 2000 shares of the outstanding Common Stock of Seitel Holdings, Inc., parent of Seitel, pursuant to and subject to the Option Plan.

In the event of Ms. Lippman's termination of employment, Seitel shall pay any unpaid base salary and other payments and benefits owed to her under any of its plans or programs, in accordance with such plans or programs of Seitel. In addition, the Employment Agreement provides for additional benefits under certain circumstances as summarized below.

In the event Ms. Lippman's employment is terminated during the Initial Term (a) without Cause by Seitel (other than upon death or Disability) or (b) after a Change in Control (I) without Cause or (II) the resignation for Good Reason, she shall be entitled to the following:

-        an amount equal to one times the Executive's annual Base Salary, any unpaid Cash Bonus earned and accrued with respect to any calendar year preceding the Date of Termination; any Cash Bonus earned and accrued with respect to the year in which the Date of Termination occurs, pro-rated for the period from January 1 of such year through the Date of Termination, and all options to purchase stock of Seitel, pursuant to the Option Plan immediately vest and become exercisable.

In the event Ms. Lippman resigns for Good Reason during the Initial Term and prior to a Change in Control, she shall be entitled to the following:

-        an amount equal to one times the Executive's annual Base Salary, any unpaid Cash Bonus earned and accrued with respect to any calendar year preceding the Date of Termination, and any Cash Bonus earned and accrued with respect to the year in which the Date of Termination occurs, pro-rated for the period from the January 1 of such year through the Date of Termination.

In the event Seitel terminates the Executive's employment for Cause, the Executive voluntarily resigns during the Initial Term, or in the event of a termination for any reason, other than death or Disability, after the Initial Term, Ms. Lippman shall be entitled to:

-        any amounts earned, accrued or owing to Ms. Lippman but not yet paid, and any other vested or accrued payment and benefit in accordance with the applicable written plans or programs of Seitel.

For purposes of the termination benefits described above:

-        "Cause" shall mean (i) conviction of (or pleading nolo contendere to) a felony, a crime of moral turpitude, or any crime involving Seitel; (ii) willful or intentional misconduct or willful or gross neglect in connection with the performance of Ms. Lippman's duties to Seitel; (iii) fraud, misappropriation or embezzlement; (iv) failure or refusal to substantially perform Ms. Lippman's duties properly assigned to her (other than any such failure resulting from her Disability) after demand for substantial performance is delivered by the Board specifically identifying the manner in which the Board believes she has not substantially performed such duties; and (v) breach in any material respect of the material terms and provisions of the Employment Agreement or any other agreement between Ms. Lippman and Seitel.

-        "Good Reason" shall mean the occurrence of any of the following during the Initial Term without the Executive's consent: (i) Assignment of duties materially inconsistent with a senior executive-level employee; (ii) a material reduction in the Executive's Base Salary other than a reduction that applies to similarly-situated senior executive-level employees; or (iii) the relocation of the Executive's principal place of employment to a location more than one hundred (100) miles from his or her principal place of employment with Seitel on the Commencement Date.

-        "Change in Control" means the occurrence of any of the following events:

(i)        any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Existing Stockholders, is or becomes the Beneficial Owner of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of Seitel;

(ii)        during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election to such Board or whose nomination for election by the stockholders of Seitel was approved by a vote of the majority of the directors of Seitel then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Seitel;

(iii)        (a) all or substantially all of the assets of Seitel and its subsidiaries taken as a whole are sold or otherwise transferred to any Person other than a wholly-owned subsidiary of the Parent or one or more Existing Stockholders or (b) Seitel consolidates or merges with or into another Person or any Person consolidates or merges with or into Seitel, in either case under this clause (iii)(b), in one transaction or a series of related transactions in which immediately after the consummation thereof Person beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Seitel immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of Seitel or the surviving or transferee Person; or

(iv)        Seitel shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of Seitel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEITEL INC

Date: February 07, 2012	By:	/s/ Robert D. Monson
Robert D. Monson
President and CEO

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Employment Contract